        Exhibit 4(c)(3)

ALLETE, Inc.
(formerly Minnesota Power & Light Company
and formerly Minnesota Power, Inc.)
TO
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York
(formerly Irving Trust Company))

AND
SHERMA THOMAS

(successor to Richard H. West, J. A. Austin, E. J. McCabe,
D. W. May, J. A. Vaughan, W. T. Cunningham, Douglas J. MacInnes,
Ming Ryan, Philip L. Watson, Andres Serrano, Eva Waite and Janet Lee)

As Trustees under ALLETE, Inc.’s Mortgage and Deed of Trust dated as of September 1, 1945

_____________ Supplemental Indenture
Providing, among other things, for
First Mortgage Bonds, ____% Series due ________________
(___________ Series)

Dated as of ______________

________________________ SUPPLEMENTAL INDENTURE
THIS INDENTURE, dated as of ______________, by and between ALLETE, Inc. (formerly Minnesota Power & Light Company and formerly Minnesota Power, Inc.), a corporation of the State of Minnesota, whose post office address is 30 West Superior Street, Duluth, Minnesota 55802 (hereinafter sometimes called the “Company”), and The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)), a corporation of the State of New York, whose post office address is 240 Greenwich Street, New York, New York 10286 (hereinafter sometimes called the “Corporate Trustee”), and SHERMA THOMAS (successor to Richard H. West, J. A. Austin, E. J. McCabe, D. W. May, J. A. Vaughan, W. T. Cunningham, Douglas J. MacInnes, Ming Ryan, Philip L. Watson, Andres Serrano, Eva Waite, and Janet Lee), whose post office address is c/o The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286 (said Sherma Thomas being hereinafter sometimes called the “Co-Trustee” and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of September 1, 1945, between the Company and Irving Trust Company and Richard H. West, as Trustees, securing bonds issued and to be issued as provided therein (hereinafter sometimes called the “Mortgage”), reference to which Mortgage is hereby made, this indenture (hereinafter sometimes called the “_____________ Supplemental Indenture”) being supplemental thereto:
Whereas, the Mortgage was filed and recorded in various official records in the State of Minnesota; and
Whereas, an instrument, dated as of October 16, 1957, was executed and delivered under which J. A. Austin succeeded Richard H. West as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and
Whereas, an instrument, dated as of April 4, 1967, was executed and delivered under which E. J. McCabe in turn succeeded J. A. Austin as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and
Whereas, under the Sixth Supplemental Indenture, dated as of August 1, 1975, to which reference is hereinafter made, D. W. May in turn succeeded E. J. McCabe as Co-Trustee under the Mortgage; and
Whereas, an instrument, dated as of June 25, 1984, was executed and delivered under which J. A. Vaughan in turn succeeded D. W. May as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and
Whereas, an instrument, dated as of July 27, 1988, was executed and delivered under which W. T. Cunningham in turn succeeded J. A. Vaughan as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and
Whereas, on May 12, 1998, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota changing its name from Minnesota Power & Light Company to Minnesota Power, Inc. effective May 27, 1998; and

Whereas, an instrument, dated as of April 15, 1999, was executed and delivered under which Douglas J. MacInnes in turn succeeded W. T. Cunningham as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and
Whereas, on May 8, 2001, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota changing its name from Minnesota Power, Inc. to ALLETE, Inc.; and
Whereas, under the Thirty-second Supplemental Indenture, dated as of August 1, 2010, to which reference is hereinafter made, Ming Ryan in turn succeeded Douglas J. MacInnes as Co-Trustee under the Mortgage; and
Whereas, an instrument, dated as of August 1, 2012, was executed and delivered under which Philip L. Watson in turn succeeded Ming Ryan as Co-Trustee under the Mortgage effective at the close of business on August 6, 2012, and such instrument was filed and recorded in various official records in the State of Minnesota and the State of North Dakota; and
Whereas, an instrument, dated as of July 31, 2015, was executed and delivered under which Andres Serrano in turn succeeded Philip L. Watson as Co-Trustee under the Mortgage effective at the close of business on August 14, 2015, and such instrument was filed and recorded in various official records in the State of Minnesota and the State of North Dakota; and
Whereas, an instrument, dated as of July 29, 2021, was executed and delivered under which Eva Waite in turn succeeded Andres Serrano as Co-Trustee under the Mortgage effective at the close of business on July 29, 2021, and such instrument was filed and recorded in various official records in the State of Minnesota and the State of North Dakota; and
Whereas, an instrument, dated as of April 27, 2022, was executed and delivered under which Janet Lee in turn succeeded Eva Waite as Co-Trustee under the Mortgage effective at the close of business on April 27, 2022, and such instrument was filed and recorded in various official records in the State of Minnesota and the State of North Dakota; and
Whereas, an instrument, dated as of March 25, 2024, was executed and delivered under which Sherma Thomas in turn succeeded Janet Lee as Co-Trustee under the Mortgage effective at the close of business on March 25, 2024, and such instrument was filed and recorded in various official records in the State of Minnesota and the State of North Dakota; and
Whereas, by the Mortgage the Company covenanted, among other things, that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and
Whereas, for said purposes, among others, the Company executed and delivered the following indentures supplemental to the Mortgage:

Designation	Dated as of
First Supplemental Indenture................................................	March 1, 1949
Second Supplemental Indenture............................................	July 1, 1951
Third Supplemental Indenture...............................................	March 1, 1957
Fourth Supplemental Indenture.............................................	January 1, 1968
Fifth Supplemental Indenture................................................	April 1, 1971
Sixth Supplemental Indenture...............................................	August 1, 1975
Seventh Supplemental Indenture...........................................	September 1, 1976
Eighth Supplemental Indenture.............................................	September 1, 1977
Ninth Supplemental Indenture..............................................	April 1, 1978
Tenth Supplemental Indenture..............................................	August 1, 1978
Eleventh Supplemental Indenture.........................................	December 1, 1982
Twelfth Supplemental Indenture...........................................	April 1, 1987
Thirteenth Supplemental Indenture.......................................	March 1, 1992
Fourteenth Supplemental Indenture......................................	June 1, 1992
Fifteenth Supplemental Indenture.........................................	July 1, 1992
Sixteenth Supplemental Indenture........................................	July 1, 1992
Seventeenth Supplemental Indenture....................................	February 1, 1993
Eighteenth Supplemental Indenture......................................	July 1, 1993
Nineteenth Supplemental Indenture......................................	February 1, 1997
Twentieth Supplemental Indenture.......................................	November 1, 1997
Twenty‑first Supplemental Indenture...................................	October 1, 2000
Twenty-second Supplemental Indenture...............................	July 1, 2003
Twenty-third Supplemental Indenture..................................	August 1, 2004
Twenty-fourth Supplemental Indenture................................	March 1, 2005
Twenty-fifth Supplemental Indenture...................................	December 1, 2005
Twenty-sixth Supplemental Indenture..................................	October 1, 2006
Twenty-seventh Supplemental Indenture..............................	February 1, 2008
Twenty-eighth Supplemental Indenture................................	May 1, 2008
Twenty-ninth Supplemental Indenture..................................	November 1, 2008
Thirtieth Supplemental Indenture.........................................	January 1, 2009
Thirty-first Supplemental Indenture......................................	February 1, 2010
Thirty-second Supplemental Indenture.................................	August 1, 2010
Thirty-third Supplemental Indenture ....................................	July 1, 2012
Thirty-fourth Supplemental Indenture..................................	April 1, 2013
Thirty-fifth Supplemental Indenture ....................................	March 1, 2014
Thirty-sixth Supplemental Indenture ...................................	June 1, 2014
Thirty-seventh Supplemental Indenture ...............................	September 1, 2014
Thirty-eighth Supplemental Indenture .................................	September 1, 2015
Thirty-ninth Supplemental Indenture ...................................	April 1, 2018
Fortieth Supplemental Indenture ..........................................	March 1, 2019
Forty-first Supplemental Indenture ......................................	August 1, 2020
Forty-second Supplemental Indenture .................................	September 1, 2021
Forty-third Supplemental Indenture .....................................	August 1, 2022
Forty-fourth Supplemental Indenture ...................................	April 1, 2023

Designation	Dated as of
Forty-fifth Supplemental Indenture.......................................	April 1, 2024
[*]
which supplemental indentures were filed and recorded in various official records in the State of Minnesota and the State of North Dakota; and
Whereas, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3-1/8% Series due 1975....................................................	$26,000,000	None
3-1/8% Series due 1979....................................................	4,000,000	None
3-5/8% Series due 1981....................................................	10,000,000	None
4-3/4% Series due 1987....................................................	12,000,000	None
6-1/2% Series due 1998....................................................	18,000,000	None
8-1/8% Series due 2001....................................................	23,000,000	None
10-1/2% Series due 2005..................................................	35,000,000	None
8.70% Series due 2006......................................................	35,000,000	None
8.35% Series due 2007......................................................	50,000,000	None
9-1/4% Series due 2008....................................................	50,000,000	None
Pollution Control Series A................................................	111,000,000	None
Industrial Development Series A......................................	2,500,000	None
Industrial Development Series B......................................	1,800,000	None
Industrial Development Series C......................................	1,150,000	None
Pollution Control Series B................................................	13,500,000	None
Pollution Control Series C................................................	2,000,000	None
Pollution Control Series D................................................	3,600,000	None
7-3/4% Series due 1994....................................................	55,000,000	None
7-3/8% Series due March 1, 1997.....................................	60,000,000	None
7-3/4% Series due June 1, 2007........................................	55,000,000	None
7-1/2% Series due August 1, 2007....................................	35,000,000	None
Pollution Control Series E................................................	111,000,000	None
7% Series due March 1, 2008...........................................	50,000,000	None
6-1/4% Series due July 1, 2003.........................................	25,000,000	None
7% Series due February 15, 2007.....................................	60,000,000	None
6.68% Series due November 15, 2007..............................	20,000,000	None
Floating Rate Series due October 20, 2003......................	250,000,000	None
Collateral Series A............................................................	255,000,000	None
Pollution Control Series F.................................................	111,000,000	None
5.28% Series due August 1, 2020.....................................	35,000,000	None
5.69% Series due March 1, 2036......................................	50,000,000	50,000,000

Series	Principal Amount Issued	Principal Amount Outstanding
5.99% Series due February 1, 2027..................................	60,000,000	60,000,000
4.86% Series due April 1, 2013........................................	60,000,000	None
6.02% Series due May 1, 2023.........................................	75,000,000	None
6.94% Series due January 15, 2014..................................	18,000,000	None
7.70% Series due January 15, 2016..................................	20,000,000	None
8.17% Series due January 15, 2019..................................	42,000,000	None
4.85% Series due April 15, 2021......................................	15,000,000	None
5.10% Series due April 15, 2025......................................	30,000,000	None
6.00% Series due April 15, 2040......................................	35,000,000	35,000,000
4.90% Series due October 15, 2025..................................	30,000,000	30,000,000
5.82% Series due April 15, 2040......................................	45,000,000	45,000,000
3.20% Series due July 15, 2026........................................	75,000,000	75,000,000
4.08% Series due July 15, 2042........................................	85,000,000	85,000,000
1.83% Series due April 15, 2018......................................	50,000,000	None
3.30% Series due October 15, 2028..................................	40,000,000	40,000,000
4.21% Series due October 15, 2043..................................	60,000,000	60,000,000
3.69% Series due March 15, 2024....................................	60,000,000	None
4.95% Series due March 15, 2044....................................	40,000,000	40,000,000
3.40% Series due July 15, 2022........................................	75,000,000	None
5.05% Series due July 15, 2044........................................	40,000,000	40,000,000
3.02% Series due September 15, 2021..............................	60,000,000	None
3.74% Series due September 15, 2029..............................	50,000,000	50,000,000
4.39% Series due September 15, 2044..............................	50,000,000	50,000,000
2.80% Series due September 15, 2020..............................	40,000,000	None
3.86% Series due September 16, 2030..............................	60,000,000	60,000,000
4.07% Series due April 16, 2048......................................	60,000,000	60,000,000
4.08% Series due March 1, 2029......................................	70,000,000	70,000,000
4.47% Series due March 1, 2049......................................	30,000,000	30,000,000
2.50% Series due August 1, 2030.....................................	46,000,000	46,000,000
3.30% Series due August 1, 2050.....................................	94,000,000	94,000,000
2.79% Series due September 1, 2031................................	100,000,000	100,000,000
4.54% Series due August 9, 2032.....................................	75,000,000	75,000,000
4.98% Series due April 27, 2033......................................	125,000,000	125,000,000
5.72% Series due April 30, 2039......................................	100,000,000	100,000,000
[†]
which bonds are also hereinafter sometimes called bonds of the First through _________**Series, respectively; and
Whereas, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and
Whereas, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may (to the extent permitted by law) be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than said First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and
Whereas, the Company now desires to create ____ new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and
Whereas, the execution and delivery by the Company of this _____________ Supplemental Indenture, and the terms of the bonds of the ___________ Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;
Now, Therefore, This Indenture Witnesseth:
That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, as heretofore supplemented, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances) unto The Bank of New York Mellon and Janet Lee, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this ____________ Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
Together with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
It is hereby agreed by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.
Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this _____________ Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the Company’s contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) the Company’s franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of this _____________ Supplemental Indenture and from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
To have and to hold all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees and their successors and assigns forever.
In trust nevertheless, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this _____________ Supplemental Indenture being supplemental thereto.
And it is hereby covenanted by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage as follows:

ARTICLE I
___________ Series of Bonds

Section 1. There shall be a series of bonds designated “____% Series due ________________” (herein sometimes referred to as the “___________ Series”), each of which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the ___________ Series shall be dated as in Section 10 of the Mortgage provided, mature on ________________, be issued as fully registered bonds in denominations of ________ Dollars and, at the option of the Company, in any multiple or multiples of _________ Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and bear interest from ____________ (computed on the basis of a 360-day year of twelve thirty-day months) [at the rate of ____% per annum, payable semi-annually on ________ and __________ of each year]*, commencing ______________, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.
Any payment of principal of or interest on any bond of the ___________ Series that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any such bond of the ___________ Series is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
[Redemption provisions, if any, will be inserted here.]
(I) At the option of the registered owner, any bonds of the ___________ Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate unpaid principal amount of bonds of the same series of other authorized denominations.
Bonds of the ___________ Series shall be transferable (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York. The Company shall not be required to make transfers or exchanges of bonds of the ___________________ Series for a period of ten (10) days next preceding any interest payment date for bonds of such series, or next preceding any designation of bonds of said series to be prepaid, and the Company shall not be required to make transfers or exchanges of any bonds of said series designated in whole or in part for prepayment.
Upon any exchange or transfer of bonds of the ___________ Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the ___________ Series.
After the delivery of this ___________ Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and receipt of consideration therefor by the Company, there shall be an initial issue of bonds of the ___________ Series for the aggregate principal amount of $__________.
ARTICLE II
Consent to Amendments
Section 1. Consent to Amendments. Each initial and future holder of bonds of the ___________ Series, by its acquisition of an interest in such bonds, irrevocably (a) consents to the amendments set forth in Article IV of the Thirty-first Supplemental Indenture, dated as of February 1, 2010, and Article [III] of the _____________ Supplemental Indenture, dated as of _________, without any other or further action by any holder of such bonds, and (b) designates the Corporate Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
ARTICLE III
Reservation of Right to Amend Sections 35(a), 99, 101 and 102 of the Mortgage
Section 1. The Company reserves the right, without any vote, consent or other action by the holders of bonds of the ___________ Series or any subsequent series, to amend the Mortgage, as herein or heretofore supplemented as follows:
(A) to amend Section 35(a) to delete the phrase “having its principal office and place of business in the Borough of Manhattan, The City of New York” and the word “such” at the location in said Section 35(a) at which such word first appears; and
(B) to amend Sections 99, 101 and 102 to remove all requirements for the publishing of notices of the resignation, removal or appointment of any Trustee and to delete all references to the publication of such notices in the Mortgage, as herein or heretofore supplemented, including deletion of words “the first publication of notice of” in the last sentence of the first paragraph of Section 102.

ARTICLE IV
Miscellaneous Provisions
Section 1. Section 126 of the Mortgage, as heretofore amended, is hereby further amended by adding the words “and ________________,”** after the words “and ______________.”***
Section 2. Subject to the amendments provided for in this _____________ Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this _____________ Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.
Section 3. The holders of bonds of the ___________ Series consent that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of bonds of the ___________ Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
Section 4. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:
The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this _____________ Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this _____________ Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this _____________ Supplemental Indenture.
Section 5. Whenever in this ______________ Supplemental Indenture any party hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore supplemented, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this _____________ Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such party whether so expressed or not.

Section 6. Nothing in this _____________ Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy, or claim under or by reason of this _____________ Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this _____________ Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.
Section 7. This _____________ Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 8. The Company, the mortgagor named herein, by its execution hereof acknowledges receipt of a full, true and complete copy of this _____________ Supplemental Indenture.

In witness whereof, ALLETE, Inc. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President, one of its Vice Presidents, or its Treasurer, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, all in the City of Duluth, Minnesota, and The Bank of New York Mellon has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents or one of its Assistant Vice Presidents, and Sherma Thomas has hereunto set her hand, [all in The City of New York], as of the day and year first above written.

ALLETE, Inc.

________________________
[Name]
[Title]

Attest:
________________________
[Name]
[Title]

Trustees’ Signature Pages Follow

The Bank of New York Mellon,
as Trustee

By_________________________
[Name]
[Title]

Corporate Trustee’s Signature Page

_____________________________
Sherma Thomas

Co-Trustee’s Signature Page

State of Minnesota )
) SS
County of St. Louis )

On this ______ day of __________________, 20___, the foregoing instrument was acknowledged before me by ________________, ___________________ of ALLETE, Inc., a Minnesota corporation, on behalf of the Company.
NOTARIAL STAMP OR SEAL

_________________________

State of Minnesota )
) SS
County of St. Louis )

On this ______ day of __________________, 20___, the foregoing instrument was acknowledged before me by ________________, ___________________ of ALLETE, Inc., a Minnesota corporation, on behalf of the Company.
NOTARIAL STAMP OR SEAL

_______________________________

State of [New York] )
)ss:
County of [New York] )
On this ______ day of __________________, 20___, the foregoing instrument was acknowledged before me by ______________ , ______________ of The Bank of New York Mellon, the corporation named in the foregoing instrument.
Given under my hand and notarial seal this ____ day of ___________, 20___.
______________________________
Notary Public, State of [New York]

State of [New York] )
) ss:
County of [New York] )
On this ______ day of __________________, 20___, before me, the undersigned, personally appeared Sherma Thomas, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument she executed the instrument
Given under my hand and notarial seal this ____ day of ___________, 20___.
______________________________
Notary Public, State of [New York]

[*] Here may be inserted additional executed Supplemental Indentures.
[†] Here will be inserted additional outstanding series.
** Here will be inserted the most recent outstanding series.
* Bracketed material to be changed if bonds of the Series to which this Supplemental Indenture shall relate shall bear interest at a rate which may be changed during the life of such bonds or if such bonds shall bear interest payable other than semi-annually.
** Here will be inserted the maturity date of the most recent series of bonds.
*** Here will be inserted the maturity date of the series of bonds issued immediately before the most recent series of bonds.